Exhibit 1.6

5,000,000 Depositary Shares

HOVNANIAN ENTERPRISES, INC.

Depositary Shares Representing 5,000 Shares of 7.625% Series A Preferred Stock

(Liquidation Preference $25.00 Per Depositary Share)

UNDERWRITING AGREEMENT

June 30, 2005

CREDIT SUISSE FIRST BOSTON LLC

UBS SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

As Representatives of the Several Underwriters,

c/o CREDIT SUISSE FIRST BOSTON LLC

 Eleven Madison Avenue

 New York, New York 10010-3629

Ladies and Gentlemen:

1. Introductory. Hovnanian Enterprises, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 5,000 shares (“Firm Shares”) of its 7.625% Series A Preferred Stock (liquidation preference $25,000.00 per share), par value $.01 per share (the “Series A Preferred Shares”), and also proposes to issue and sell, at the option of the Underwriters, an aggregate of not more than 750 additional shares (“Optional Shares”) of its Series A Preferred Shares as set forth below. The Firm Shares and the Optional Shares, if any, will be issued to Wachovia Corporate Trust (the “Depositary”) which in turn will issue depositary shares (such depositary shares relating to the Firm Shares the “Firm Depositary Shares” and relating to the Optional Shares the “Optional Depositary Shares” and collectively, the “Depositary Shares” or the “Securities”), each representing 1/1,000th of a Series A Preferred Share, pursuant to the terms of a Deposit Agreement (the “Deposit Agreement”) to be entered into among the Company and the Depositary.  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”).  The Series A Preferred Shares relating to the Depositary Shares are hereinafter referred to as the “Underlying Preferred Shares”.  The Company hereby agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives,” which term, if the Underwriters are the same as the Representatives, shall be deemed to refer to the Underwriters), as follows:

2. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-3 (No. 333-125738) relating to the Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), has been declared effective under the Act and is not proposed to be amended in connection with the issuance and sale of the Securities pursuant to this Agreement. For purposes of this Agreement, “Effective Date” means the “effective date of the registration statement” (within the meaning of Rule 158(c) under the Act) of the Registration Statement or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement. Such registration statement, as amended at the Effective Date, including all material incorporated by reference therein, is hereinafter referred to as the “Registration Statement.” The form of prospectus, as supplemented relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act and Section 5(a) hereof, including all material incorporated by reference in such prospectus and as supplemented, is hereinafter referred to as the “Prospectus.” As of the Effective Date, the Company was eligible to use Form S-3 under the Act. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

(b) (i) On the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading except that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission and except as otherwise subsequently disclosed therein, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(d) Each of the Company and its subsidiaries has been duly incorporated or organized, is validly existing as a corporation, limited liability company, limited partnership, or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate (or equivalent) power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited liability company, limited partnership, or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

(f) All of the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”).

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Deposit Agreement has been duly authorized by the Company, and as of the Closing Date, the Deposit Agreement will have been duly executed and delivered by the Company and, assuming the Deposit

Agreement is a valid and legally binding obligation of the Depositary, the Deposit Agreement will be a valid and legally binding agreement of the Company.

(i) The Underlying Preferred Shares have been duly authorized and, upon filing of the certificate of designations designating the terms of the Series A Preferred Shares (the “Certificate of Designations”), when issued and delivered to the Depositary and paid for in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable; the Shareholders of the Company have no preemptive rights with respect to the Series A Preferred Shares; and no holder of securities of the Company has any right which has not been fully waived or exercised to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

(j)             The deposit of the Underlying Preferred Shares by the Company in accordance with the Deposit Agreement has been duly authorized and, when the Depositary Shares are issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the Underlying Preferred Shares; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Depositary Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.  On the Closing Date, the Underlying Preferred Shares, the Depositary Shares and the Deposit Agreement will conform as to legal matters to the descriptions thereof contained in the Prospectus.

(k) None of the Company or any of its subsidiaries is in violation of its respective charter or by-laws or applicable organizational documents, as the case may be, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(l) The execution, delivery and performance of this Agreement, the Certificate of Designations, the Deposit Agreement and the Securities by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such consents as have been obtained under the Act, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and except as may be required under securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company is a party or by which the Company or its respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

(m) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

(n) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental

Laws”), any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(o) Except as disclosed in the Prospectus, each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect.  Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(p) Ernst & Young LLP, which has certified the financial statements incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company, as required by the Act and the 1934 Act.

(q) The historical financial statements, together with related notes, incorporated by reference in the Prospectus and the Registration Statement (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the documents incorporated by reference in the Prospectus and the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Prospectus and Registration Statement (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; and the historical financial statements, together with related notes incorporated by reference in the Prospectus and Registration Statement (and any amendment or supplement thereto) meet the requirements of the Rules and Regulations promulgated under the Act and the 1934 Act.

(r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(s) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company that it is considering (i) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (ii) any change in the outlook (other than a positive change) for any rating of the Company, K. Hovnanian Enterprises, Inc., a California Corporation (“K. Hovnanian”), or any subsidiary guarantor of the debt of the Company or K. Hovnanian (each such subsidiary guarantor a “Guarantor”) any of its subsidiaries or any securities of the Company or any of its subsidiaries.

(t) No debt of any subsidiary of the Company (other than Guarantors) is rated by a nationally recognized statistical rating organization.

(u) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue the Firm Shares to the Depositary and cause the Depositary to issue Depositary Shares to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $24.25275 per Depositary Share, the respective numbers of Depositary Shares set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will cause to be delivered against payment of the purchase price by the Underwriters the Securities in the form of one or more permanent Global Securities in definitive form (“Global Securities”) deposited with the Depositary as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Hovnanian Enterprises, Inc. or as the Company specifies at the office of Davis Polk & Wardwell at 10:00 A.M., (New York time), on July 12, 2005, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date,” against delivery to the Depositary as custodian for DTC of the Global Securities representing all of the Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Depositary Shares sold pursuant to the offering. The Global Securities will be made available for checking at the above office of Davis Polk & Wardwell at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Depositary Shares at the purchase price per Depositary Share (including any accumulated dividends thereon to the related Optional Closing Date) to be paid for the Firm Depositary Shares. The Company agrees to issue Optional Shares to the Depositary, and to cause the Depositary to issue to the Underwriters Optional Depositary Shares, the number of such Optional Depositary Shares to equal the number specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Depositary Shares. Such Depositary Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Depositary Shares set forth opposite such Underwriter’s name bears to the total number of Firm Depositary Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Depositary Shares.  No Optional Depositary Shares shall be sold or delivered unless the Firm Depositary Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Depositary Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Depositary Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than six full business days after written notice of election to purchase Optional Depositary Shares is given. The Company will issue the Optional Shares to the Depositary and cause the Depositary to deliver the Optional Depositary Shares being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Hovnanian Enterprises, Inc. or as the Company specifies, at the above office of Davis Polk & Wardwell.  The certificates for the Optional Depositary Shares being purchased on each Optional Closing Date will be Global Securities, in such denominations and registered in the name of Cede & Co., as nominee for DTC, and will be made available for checking and packaging at the above office of Davis Polk & Wardwell at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement) (or, if applicable, subparagraph (5)). The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the Representatives’ consent (such consent not to be unreasonably withheld); and the Company will also advise the Representatives’ promptly of the effectiveness of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, as it may be amended or supplemented, and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at the Company’s own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished as soon as practicable but in no event later than the second business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Registration Statement and the Prospectus, in any jurisdiction in which it is not now so subject.

(g) So long as any Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of the annual report to stockholders for such year; and so long as any Securities remain outstanding, the Company will furnish to the Representatives (i) during any period in which the Company is not subject to Section 13 or 15(d) of the 1934 Act, as soon as practicable, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

(h) The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including any filing fees and other expenses (including fees and disbursements of counsel to the Company) incurred in connection with qualification of the Securities for sale under the securities or blue sky laws of the various states, any fees charged by investment rating agencies for the rating of the Securities, any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities and expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(i)  During the period beginning on the date hereof and continuing to and including the date 45 days following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any preferred securities of the Company substantially similar to the Series A Preferred Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, any such substantially similar securities, without the prior written consent of the Representatives.

(j)  To use its commercially reasonable best efforts to accomplish the listing of the Securities on The Nasdaq National Market.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Depositary Shares on the First Closing Date and the Optional Depositary Shares to be purchased on each Optional Closing Date will be subject to the accuracy as of the date hereof and on the Closing Date of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received, on the date hereof and on the Closing Date, a letter dated such date, in form and substance satisfactory to you, from Ernst & Young LLP, an independent registered public accounting firm with respect to the Company, containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise that, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or on The Nasdaq National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of such disruption makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

(d) The Representatives shall have received an opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel of the Company, dated the Closing Date, substantially to the effect as set forth in Exhibit A.

(e) The Representatives shall have received an opinion and a negative assurance statement, dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, substantially to the effect as set forth in Exhibits B-1 and B-2, respectively.

(f) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Representatives shall have received a certificate, dated the Closing Date and signed by J. Larry Sorsby, in his capacity as Executive Vice President and Chief Financial Officer of the Company, (i) confirming the matters set forth in Sections 2(s), 2(t) and 2(u), (ii) confirming that all the representations and warranties of the Company herein contained are true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, (iii) that, in all material respects, the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date, (iv) to his knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(h) The Representatives shall have received a counterpart, conformed as executed, of the Deposit Agreement which shall have been entered into by the Company and the Depositary.

(i) The Representatives shall have received evidence, reasonably satisfactory to them of the filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(b) hereof.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus furnished on behalf of each Underwriter through the Representatives: the fourth and eighth paragraphs under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(e) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section or Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 7(b) hereof or Section 9 hereof, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or 7(b) hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or 7(b) hereof or Section 9 hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) hereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 or Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and to each person, if any, who controls the Company within the meaning of the Act or the 1934 Act.

8. Default of Underwriters. If any Underwriter or Underwriters default(s) in its or their obligations to purchase Securities hereunder on either the First or any Optional Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default(s) and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Depositary Shares after the First

Closing Date, this Agreement will not terminate as to the Firm Depositary Shares or any Optional Depositary Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Qualified Independent Underwriter.  The Company hereby confirms that at its request Credit Suisse First Boston LLC has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.  The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

10. Survival of Certain Representations and Obligations. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of and payment for the Securities hereunder and (iii) termination of this Agreement.  If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 6(c)(iii), (iv) (only to the extent there is a material suspension or material limitation of trading of securities generally on the New York Stock Exchange or The Nasdaq National Market or any setting of minimum prices for trading on such exchange), (v), (vi) or (vii)), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(h) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, their rights under Section 7 and Section 9 hereof).

11. Arm’s Length Relationship; No Fiduciary Duty.  The Company acknowledges and agrees that the Representatives are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as a financial advisor, agent or fiduciary to the Company or any other person.  Additionally, the Representatives are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by this Agreement, and the Representatives shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives of the Company, the transactions contemplated by this Agreement or other matters relating to such transactions will be performed solely for the benefit of the Representatives and shall not be on behalf of the Company.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, fax no. 212-325-8278 and confirmation number 212-538-0661, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, fax no. 732-747-6835 and confirmation number 732-747-7800, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter as set forth in Exhibit C.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HOVNANIAN ENTERPRISES, INC.

By:	/s/ Kevork S. Hovnanian
	Name:	Kevork S. Hovnanian
	Title:	Chairman of the Board and Director of Hovnanian

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

UBS SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC,
as Representatives of the several Underwriters
listed on Schedule A hereto

By:	Credit Suisse First Boston LLC

	By:	/s/ Eric Anderson
Name: Eric Anderson
Title: Managing Director

Acting on behalf of itself and the other several Underwriters.

By:	Wachovia Capital Markets, LLC

	By:	/s/ Jim Stenson
Name: Jim Stenson
Title: Managing Director

Acting on behalf of itself and the other several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Depositary Shares
Credit Suisse First Boston LLC	790,000
UBS Securities LLC	790,000
Wachovia Capital Markets, LLC	790,000
JMP Securities LLC	765,000
Citigroup Global Markets Inc.	410,000
RBC Dain Rauscher Inc.	410,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	125,000
J.P. Morgan Securities Inc.	125,000
Keybanc Capital Markets, A Division of McDonald Investments Inc.	125,000
Piper Jaffray & Co.	125,000
BNP Paribas Securities Corp.	32,500
Calyon Securities (USA) Inc.	32,500
Comerica Securities Inc.	32,500
Greenwich Capital Markets, Inc.	32,500
Advest, Inc.	25,000
Bear, Stearns & Co. Inc.	25,000
Howe Barnes Investments, Inc.	25,000
Jefferies & Company, Inc.	25,000
Keefe, Bruyette & Woods, Inc.	25,000
Mesirow Financial, Inc.	25,000
Morgan Keegan & Company, Inc.	25,000
Oppenheimer & Co. Inc.	25,000
Pershing LLC	25,000
Stifel, Nicolaus & Company, Incorporated	25,000
Arthurs, Lestrange & Company Incorporated	15,000
B.C. Ziegler and Company	15,000
C. L. King & Associates, Inc.	15,000
Davenport & Company LLC	15,000
Jackson Securities LLC	15,000
Janney Montgomery Scott LLC	15,000
JVB Financial Group, LLC	15,000
Ryan Beck & Co., Inc.	15,000
Southwest Securities, Inc.	15,000
Wedbush Morgan Securities Inc.	15,000
William Blair & Company, LLC	15,000
Total	5,000,000

Exhibit A

Form of Opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel of the Company

(i) Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company is listed on Schedule I hereto (the “Significant Subsidiaries”) and each of the Company and the Significant Subsidiaries has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate power, or its equivalent in the case of a limited partnership or limited liability company and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties.

(ii) Each of the Company and the Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation, limited partnership or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(iii) All the outstanding shares of capital stock of the Company and the Significant Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

(iv) Neither the Company, nor any of the Significant Subsidiaries is in violation of its respective charter, by-laws or formation or organization documents, as applicable, and, to the best of such counsel’s knowledge after due inquiry, neither the Company, nor any of the Significant Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or their respective property is bound.

(v) The execution, delivery and performance of this Agreement and the Deposit Agreement and the issuance of the Underlying Preferred Shares by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and such as may have been obtained under the Act or as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, or by-laws or formation or organization documents, as applicable, of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company is a party or by which the Company or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries or their respective property, (D) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or (E) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization; except where the failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction or to have any such Authorization would not, singly or in the aggregate, have a Material Adverse Effect (it being understood that no opinion is given in this paragraph (v) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law).

(vi) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect, except as disclosed in the Prospectus.

(vii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has violated any Environmental Law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(viii) Each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance or the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(ix) Each document filed pursuant to the 1934 Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements or other financial or statistical data included therein as to which such counsel need express no opinion) complied when so filed as to form with the 1934 Act.

In addition, such counsel may state that although such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the 1934 Act documents incorporated by reference or deemed to be incorporated by reference in the Prospectus, and such counsel takes no responsibility therefor, nothing has come to such counsel’s attention that causes such counsel to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the documents incorporated or deemed incorporated by reference in the Prospectus).

Exhibit B-1

Form of Opinion of Simpson Thacher & Bartlett LLP

(i) The Underlying Preferred Shares have been duly authorized and, upon payment and delivery in accordance with the terms of this Agreement, the Underlying Preferred Shares will be been validly issued, fully paid and nonassessable.

(ii) There are no preemptive rights under federal or New York law or under Delaware General Corporation Law to subscribe for or purchase shares of the Preferred Stock (including the Underlying Preferred Shares). There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of the shares of Preferred Stock (including the Underlying Preferred Shares) pursuant to the Company’s Certificate of Incorporation or By-laws.

(iii) This Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the Deposit Agreement is the valid and legally binding obligation of the Depositary, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

(v) Assuming the Deposit Agreement is the valid and legally binding obligation of the Depositary and the due execution by the Depositary and the registrar for the Depositary Receipts in accordance with the terms of the Deposit Agreement and upon the deposit by the Company of the Underlying Preferred Shares with the Depositary pursuant to the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the Underlying Preferred Shares and the Depositary Receipts will constitute valid evidence of such interests in the Underlying Preferred Shares and will be entitled to the benefits of the Deposit Agreement.

(vi) The Company is not and, after giving effect to the offering and sale of the Depositary Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

(vii) The statements made in the Prospectus under the captions “Description of Capital Stock — Preferred Stock,” “Description of Depositary Shares,” “Description of the Series A Preferred Stock” and “Description of the Depositary Shares,” insofar as they purport to constitute summaries of the terms of the Company’s Preferred Stock (including the Underlying Preferred Shares), the Depositary Shares and the Deposit Agreement, constitute accurate summaries of the terms of the Underlying Preferred Shares, the Depositary Shares and the Deposit Agreement in all material respects.

(viii) The statements made in the Prospectus under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(ix) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Depositary Shares by the Company and the compliance by the Company with all of the provisions of this Agreement, except for the registration under the Act and the Exchange Act of the Depositary Shares, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Depositary Shares by the Underwriters.

(x) The issue and sale of the Underlying Preferred Shares by the Company and the execution, delivery and performance of this Agreement and the Deposit Agreement will not violate any federal securities law or any rule or regulation that has been issued pursuant to any federal securities law or any order known to us issued pursuant to any federal securities law by any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties.

(xi) The Registration Statements have become effective under the Act and the Prospectus was filed with the Commission on the date specified in such opinion pursuant to Rule 424(b) of the Rules and Regulations and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

Exhibit B-2

Form of Negative Assurance Statement of Simpson Thacher & Bartlett LLP

Such counsel shall state that although they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the 1934 Act documents incorporated by reference or deemed to be incorporated by reference in the Prospectus (collectively, the “1934 Act Documents”), and they take no responsibility therefor, except as and to the extent set forth in numbered paragraphs (vii) and (viii) of their opinion letter to you dated the date hereof:

(i)  such counsel shall advise that each of the Registration Statement, as of its Effective Date, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express any view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the 1934 Act Documents, and

(ii)  nothing has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (including the 1934 Act Documents on file with the Commission on the Effective Date of the Registration Statement), as of its Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the 1934 Act Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the 1934 Act Documents.

Exhibit C

Underwriters’ Contact Information

Any notice to an Underwriter pursuant to Section 7 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter as set forth below:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Attn: George Fan

Tel: 212-523-0661

Fax: 212-325-8278

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attn: Christian Stewart

Tel: 203-719-7237

Fax: 203-719-7139

Wachovia Capital Markets, LLC

301 South College Street

NC 0602

Charlotte, NC 28288

Attn: High Grade Syndicate Desk

Tel: 704-383-7727

Fax: 704-383-0661

JMP Securities LLC

600 Montgomery Street,

Suite 1100

San Francisco, CA 94111

Attn: Janet Tarkoff,

General Counsel

Tel: 415-835-8958

Fax: 415-835-8920

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attn: General Counsel

Fax: 212-816-7912

RBC Rain Rauscher

60 South 6th Street, P15

Minneapolis, MN 55402

Attn: Ken Harris,

Managing Director

Tel: 612-371-7828

Fax: 612-371-7731

BB&T Capital Markets

909 East Main Street

Richmond, VA 23219

Attn: Jim Tyler

Tel: 804-780-3267

Fax: 804-643-9327

J.P. Morgan Securities Inc.

270 Park Ave, 9th floor

New York, NY 10017

Attn: Sonia Navas (Leon)

Tel: 212-834-5710

Fax: 212-834-6702

KeyBanc Capital Markets

127 Public Square

Cleveland, OH 44114

Attn: Jason Weaver, Director

Tel: 216-689-7984

Fax: 216-689-4233

Piper Jaffray & Co.

800 Nicollet Mall, J13S23

Minneapolis, MN 55402

Attn: Steve Tufo

Tel: 612-303-1824

Fax: 612-313-3117

BNP Paribas Securities Corp.

The Equitable Tower

787 Seventh Avenue, 8th Floor

New York, NY 10019

Attn: Christine Smith-Howard

Calyon Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Attn: Peter Ruel,

Managing Director

Tel: 212-408-5609

Fax: 212-408-5630

Comerica Securities Inc.

MC 3090

201 West Fort Street, 2nd Floor

Detroit, MI 48226

Attn: Anthony L. Caudle, Vice
President, Investment Banking

Tel: 313-222-3748

Fax: 313-964-5068

RBS Greenwich Capital

600 Steamboat Road

Greenwich, CT 06830

Attn: Steve Fitzpatrick

Tel: 203-618-2475

Fax:203-422-4764

Advest, Inc.

90 State House Square

6th Floor

Hartford, CT  06103

Attn:  Rob Keane

Tel:  860-509-2177

Fax:  860-509-5551

Bear, Stearns & Co. Inc.

383 Madison Avenue

4th Floor

New York, NY  10179

Attn:  Vanessa Giamo

Tel:  212-272-4850

Fax:  212-272-1581

Howe Barnes Investments, Inc.

222 South Riverside Plaza

7th Floor

Chicago, IL  60606-5808

Tel:  312-665-3000

Jefferies & Company, Inc.

11100 Santa Monica Boulevard

11th Floor

Los Angeles, CA  90025

Attn:  Larry Lindenmeier

Tel:  212-284-2342

Fax:  212-284-2208

Keefe, Bruyette & Woods, Inc.

787 7th Avenue, 4th Floor

New York, NY  10019

Attn:  Jim Crawley

Tel:  212-887-6785

Mesirow Financial, Inc.

350 North Clark Street

Chicago, IL  60610

Tel:  312-595-6000

Morgan Keegan & Company, Inc.

Morgan Keegan Tower

50 North Front Street

12th Floor

Memphis, TN  38103

Attn:  Syndicate Dept.

Tel:  901-531-3230

Fax:  901-531-3230

Oppenheimer & Co. Inc.

125 Broad Street, 16th Floor

New York, NY  10004

Attn:  Syndicate Department

Tel:  212-668-8000

Fax:  212-363-9499

Pershing LLC

One Pershing Plaza

Jersey City, NJ  07399

Attn:  Susan Margulies

Tel:  201-413-4075

Fax:  201-413-5270

Stifel, Nicolaus & Company, Incorporated

501 North Broadway

St. Louis, MO  63102

Tel:  314-342-2130

Fax:  314-342-2104

Arthurs, Lestrange & Company Incorporated

2 Gateway Center Lobby Level

Pittsburgh, PA  15222-1498

Tel:  412-566-6800

Fax:  412-263-2789

B.C. Ziegler and Company

250 E. Wisconsin Avenue

Suite 2000

Milwaukee, WI  53202

Attn:  Rick Conn

Tel:  414-978-6594

Fax:  414-224-5300

C.L. King & Associates, Inc.

9 Elk Street

Albany, NY  12207

Tel:  518-431-3544

Fax:  518-431-3551

Davenport & Company LLC

One James Center – 11th Floor

901 E. Cary Street

Richmond, VA  23219

Tel:  804-780-2180

Jackson Securities LLC

100 Peachtree Street, N.W.

Suite 2250

Atlanta, GA  30303

Tel:  404-443-3121

Janney Montgomery Scott LLC

1801 Market Street

Philadelphia, PA  19103-1675

Tel:  617-557-2970

Fax:  617-367-1153

JVB Financial Group, LLC

3785 N. Federal Highway

Boca Raton, FL  33431

Tel:  561-416-5876

Fax:  561-416-9429

Ryan Beck & Co., Inc.

18 Columbia Turnpike

1st Floor

Florham Park, NJ  07932-2289

Attn:  John Cardinale

Tel:  973-549-4358

Fax:  973-549-4355

Southwest Securities, Inc.

1201 Elm Street

Suite 4300

Dallas, TX  75270

Tel:  214-658-9400

Wedbush Morgan Securities Inc.

1000 Wilshire Blvd., Suite 900

Los Angeles, CA  90017-2457

Tel:  213-688-8050

William Blair & Company, L.L.C.

222 West Adams Street, 31st Floor

Chicago, IL  60606

Tel:  312-364-8990

Fax:  312-364-8991